Exhibit 23.2


                        Consent of Registered Public Accounting Firm

USA Technologies, Inc.
Malvern, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement (Form SB-2 No. 333-116977) of our report dated September 4, 2003, relating to the financial statements of Bayview Technology Group, LLC, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding Bayview Technology Group, LLC's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Anton Collins Mitchell LLP
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Denver, Colorado
August 5, 2004